Exhibit 10.1.1

AMENDMENT NO. 2

TO THE

UNIFIED WESTERN GROCERS, INC.

CASH BALANCE PLAN

Unified Western Grocers, Inc. (the “Company”) hereby amends the above-named plan (the “Plan”), effective as of January 1, 2002, as follows. If there is a conflict between this Amendment and Appendix B (EGTRRA Model Amendment) of the Plan, then Appendix B shall govern.

1. Section 6.3(a) of the Plan is amended and restated to read as follows:

“(a) If an optional form of benefit has been selected as set forth in Section 6.2, a Participant may elect one of the benefit options set forth below. The Participant’s optional form of benefit shall be the Actuarial Equivalent of the Participant’s normal form of benefit. Notwithstanding the foregoing, the optional temporary annuity provided for in Subsection (e) below and the installment or lump sum distribution provided for in Subsection (f) below shall be determined using the Applicable Mortality Table and the Applicable Interest Rate. If the present value of such Participant’s Accrued Benefit is not in excess of $5,000, the Committee may direct the Trustee to distribute such benefits as an immediate cash lump sum, without such Participant’s consent.”

2. Section 6.9(a)(ii) of the Plan is amended and restated to read as follows:

“(ii) If the payment of benefits begin before a Participant’s Social Security Retirement Age, the maximum benefit limit set forth above shall be reduced, if necessary, as follows:

(A) If a Participant’s Social Security Retirement Age is 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the maximum benefit limit by 5/9 of one percent for each month by which benefits commence before the month in which the Participant attains age 65.

(B) If a Participant’s Social Security Retirement Age is greater than 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the maximum benefit limit by 5/9 of one percent for each of the first 36 months and 5/12 of one percent for each of the additional months (up to 24 months) by which benefits commence before the month of the Participant’s Social Security Retirement Age.

(C) If the annual benefit of a Participant commences prior to age 62, the determination as to whether the limitations described in this Section have been satisfied shall be made in accordance with the Regulations prescribed by the Secretary of the Treasury or his delegate by adjusting the dollar limitation so it is the Actuarial Equivalent of the dollar limitation applicable at age 62. Actuarial Equivalent for this purpose shall be subject to the limitations of Code Section 415(b)(2)(E).”

3. The following new Section 6.9(a)(iv) is added to the Plan and the current Section 6.9(a)(iv) is renumbered to be Section 6.9(a)(v):

“(iv) If the Participant’s benefit payable under this Plan is payable in a form other than the Participant’s normal form of benefit, the determination as to whether the limitations described in this Section have been satisfied shall be made in accordance with Regulations prescribed by the Secretary of the Treasury or his delegate by adjusting such benefit so that it is the actuarial equivalent to a benefit in the normal form of benefit. For benefits that are not subject to Code Section 417(e)(3), the actuarial equivalent of benefits payable in a normal form shall be equal to the greater of the equivalent annual benefit computed using the interest rate and mortality table specified in the Plan for actuarial equivalence for the particular form of benefit payable, and the equivalent annual benefit computed using a 5% interest rate assumption and the Applicable Mortality Table. For benefits that are subject to Code Section 417(e)(3), the actuarial equivalent of benefits payable in a normal form shall be equal to the greater of the equivalent annual benefit computed using the interest rate and mortality table specified in the Plan for actuarial equivalence for the particular form of benefit payable, and the equivalent annual benefit computed using the Applicable Interest Rate and the Applicable Mortality Table.”

4. The effective date of Amendment No. 1 to the Plan shall be January 1, 2002.

* * * * *

The Company has caused this Amendment No. 2 to be signed on the date indicated below, to be effective as indicated above.

“Company”

UNIFIED WESTERN GROCERS, INC.

Dated: November 15, 2004	By:	/s/ DON GILPIN
Don Gilpin
	Its:	Vice President, Human Resources